Exhibit 10.2

DIRECTOR AGREEMENT

This DIRECTOR AGREEMENT is made as of _______________ (the “Agreement”), by and between Meridian Waste Solutions, Inc., a New York corporation (the “Company”), and _________, an individual (the “Director”).

WHEREAS, the Company appointed the Director on ____________, and desires to enter into an agreement with the Director with respect to such appointment; and

WHEREAS, the Director is willing to accept such appointment and to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position. Subject to the terms and provisions of this Agreement, the Company shall cause the Director to be appointed, and the Director hereby agrees to serve the Company in such position, upon the terms and conditions hereinafter set forth, provided, however, that the Director’s continued service on the Board of Directors of the Company (the “Board”) after the next annual stockholders’ meeting shall be subject to approval by the Company’s stockholders.

2. Duties. (a) During the Directorship Term (as defined herein), the Director shall make reasonable business efforts to attend all Board meetings, serve on appropriate subcommittees as reasonably requested by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position.

(b)           The Director will use his best efforts to promote the interests of the Company. The Company recognizes that the Director (i) is or may become a full-time executive employee of another entity and that his responsibilities to such entity must have priority and (ii) sits or may sit on the board of directors of other entities. Notwithstanding the same, the Director will use reasonable business efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a Director. Other than as set forth above, the Director will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in no way limit his activities on behalf of (i) any current employer and its affiliates or (ii) the board of directors of any entities on which he currently sits. At such time as the Board receives such notification, the Board may require the resignation of the Director if it determines that such business activity does in fact materially interfere with the performance of the Director’s duties, services and responsibilities hereunder.

3. Compensation.

(a) Common Stock. The Director shall be issued, upon execution of this Agreement, Twenty-five Thousand (25,000) shares of the Company’s common stock.

(b) Stock Option. During the Directorship Term (as defined below), the Director shall receive a non-qualified stock option to purchase up to Seventy-five Thousand (75,000) shares of the Company’s common stock at the Exercise Price, subject to vesting as set forth below. The “Exercise Price” for such options shall be the amount that is 100% of the fair market value per share as of the date of such grant (the “FMV”). Such options shall be exercisable for a period of five years. Such options shall vest annually in equal amounts at the rate of 6,250 shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Director enters into this Agreement, and pro-rated for the number of days the Director serves on the Board during the fiscal quarter. Thereafter the grant of options and determination of the Exercise Price shall be made by the Board of Directors or the Compensation Committee thereof, in its sole discretion. Notwithstanding the foregoing, if the Director ceases to be a member of Board at any time during the vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any un-vested options shall be irrefutably forfeited.

(c) Expense Reimbursements. To the extent not covered under the terms of Director’s employment with the Company, during the Directorship Term, the Company shall reimburse the Director for (i) all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses, and (ii) any costs associated with filings required to be made by the Director or any of the entities managed or controlled by Director to report beneficial ownership or the acquisition or disposition of securities of the Company.

4. Directorship Term. The “Directorship Term,” as used in this Agreement, shall mean the period commencing on the date hereof and terminating on the earlier of the date of the next annual stockholders meeting and the earliest of the following to occur:

(a) the death of the Director;

(b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director;

(c) the removal of the Director from the Board by the majority stockholders of the Company; and

(d) the resignation by the Director from the Board.

5. Director’s Representation and Acknowledgment. The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any officer, director, employee, stockholder, representative or agent of the Company or any of their respective affiliates with regard to this Agreement.

6. Director Covenants.

(a) Unauthorized Disclosure. The Director agrees and understands that in the Director’s position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, services, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential, and proprietary and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) the Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company’s industry other than as a result of the Director’s breach of his obligations hereunder and (ii) the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Directorship Term, the Director will promptly return to the Company and/or destroy at the Company’s direction all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Company during or prior to the Directorship Term, provided that the Company shall retain such materials and make them available to the Director if requested by him in connection with any litigation against the Director under circumstances in which (i) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation and (ii) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.

(b) Non-Solicitation. During the Directorship Term and for a period of three (3) years thereafter, the Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one year period prior to the termination of the Directorship Term, was an employee or customer (including those reasonably expected to be a customer) of the Company or otherwise had a material business relationship with the Company.

(c) Remedies. The Director agrees that any breach of the terms of this Section 6 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Director therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages or paying a bond, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Director. The Director acknowledges that the Company would not have entered into this Agreement had the Director not agreed to the provisions of this Section 6.

(d) The provisions of this Section 6 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 6.

7. Indemnification. The Company agrees to indemnify the Director for his activities as a member of the Board as set forth in the Director and Officer Indemnification Agreement attached hereto as Exhibit A.

8. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

9. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery, overnight delivery or by registered or certified mail, postage prepaid, return receipt requested; to:

If to the Company:

Meridian Waste Solutions, Inc.
12540 Broadwell Road, Suite 2104
Milton, GA 30004
Attn: Jeffrey Cosman, Chief Executive Officer
Telephone: (678) 871-7457
Facsimile: [●]

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South
Woodbridge, New Jersey 08830
Attn: Scott E. Linsky, Esq.
Telephone: (732) 395-4400
Facsimile: (732) 395-4401

If to the Director:

[●]
Telephone: [●]
Facsimile: [●]

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 9.

10. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns, as applicable. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

11. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

12. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

13. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without regard to its conflict of laws rules. The parties hereto hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought in any court of the State of New Jersey (the “New Jersey Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the New Jersey Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the New Jersey Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the New Jersey Court has been brought in an improper or inconvenient forum.

14. Legal Fees. The parties hereto agree that the non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a “Dispute”), shall reimburse the prevailing party for reasonable attorney’s fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute if the Director’s position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

15. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

16. Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[-Signature Page Follows-]

IN WITNESS WHEREOF, the Company has caused this Director Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written.

MERIDIAN WASTE SOLUTIONS, INC.

By:

Jeffrey Cosman
Chief Executive Officer

DIRECTOR

_______________ individually
_____________________________
[Signature page to Director Agreement]

[Signature page to Director Agreement]

EXHIBIT A

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

See attached.

[Exhibit A to Director Agreement]